As filed with the Securities and Exchange Commission on November 12, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HOME FEDERAL HOLDINGS CORPORATION
(Exact Name of Registrant as specified in its Charter)

Georgia	26-1822378
(State of Incorporation and Organization)	(I.R.S. Employer Identification No.)
4271 Mundy Mill Road
Oakwood, Georgia 30566
(Address of Registrant’s Principal Executive Office and Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-151561 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The Registrant hereby incorporates by reference herein the description of the Registrant’s Common Stock, par value $.01 per share, appearing under the caption, “Description of Capital Stock of Home Federal Holdings Corporation,” in the Prospectus contained in the Registrant’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 10, 2008 (Registration No. 333-151561), and as such section may be amended until the time such Registration Statement is declared effective. The Registrant’s Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement on Form S-1.
Item 2. Exhibits.
The following exhibits are filed as a part of this registration statement:

Exhibit
Number	Description

2(a).	Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (Commission File Number 333-151561).

2(b).
Articles of Incorporation of Home Federal Holdings Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Commission File Number 333-151561), filed with the Securities and Exchange Commission on June 10, 2008).

2(c).
Bylaws of Home Federal Holdings Corporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 (Commission File Number 333-151561), filed with the Securities and Exchange Commission on June 10, 2008).

2(d).
Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Commission File Number 333-151561), filed with the Securities and Exchange Commission on June 10, 2008).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOME FEDERAL HOLDINGS CORPORATION
Date: November 12, 2008	/s/ Clyde A. McArthur
Clyde A. McArthur
President, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description

2(a).	Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (Commission File Number 333-151561).

2(b).
Articles of Incorporation of Home Federal Holdings Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Commission File Number 333-151561), filed with the Securities and Exchange Commission on June 10, 2008).

2(c).
Bylaws of Home Federal Holdings Corporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 (Commission File Number 333-151561), filed with the Securities and Exchange Commission on June 10, 2008).

2(d).
Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Commission File Number 333-151561), filed with the Securities and Exchange Commission on June 10, 2008).